Exhibit 99.1

Monster Digital Announces Nasdaq's Acceptance of Its Plan to Regain Compliance

SIMI VALLEY, CA (Marketwire - June 14, 2017) – Monster Digital, Inc. (Nasdaq:MSDI) (the “Company” or “Monster Digital”), today announced that the Nasdaq Stock Market has accepted the Company's plan to regain compliance with Nasdaq Listing Rule 5550(b)(1) which will permit the continued listing of Monster Digital's stock on the Nasdaq Capital Market.

As previously reported on April 17, 2017, Monster Digital received a letter from Nasdaq indicating that it was no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million. In Monster Digital’s Annual Report on Form 10-K for the year ended December 31, 2016, it reported stockholders’ equity of $2,488,000, which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). Further, as of April 17, 2017, Monster Digital did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations and did not comply with the Nasdaq Listing Rules.

On June 1, 2017, Monster Digital submitted to Nasdaq a plan to regain compliance with Nasdaq listing rules. Based on the Company’s submission, Nasdaq has determined to grant the Company an extension of time to regain compliance with Nasdaq Listing Rule 5550(b)(1). The terms of the extension are as follows: on or before October 16, 2017, the Company shall have demonstrated compliance with Nasdaq Listing Rule 5550(b)(1)Rule by completing one or more of the transactions above and opt for one of the two following alternatives to evidence compliance with said listing Rule:

Alternative 1: The Company must furnish to the SEC and Nasdaq a publicly available report (e.g., a Form 8-K) including:

1. A disclosure of Staff’s deficiency letter and the specific deficiency(ies) cited;

2. A description of the completed transaction or event that enabled the Company to satisfy the stockholders’ equity requirement for continued listing;

3. An affirmative statement that, as of the date of the report, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the specific transaction or event referenced in Step 2; and

4. A disclosure stating that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting.

Alternative 2: The Company must furnish to the SEC and Nasdaq a publicly available report including:

1. Steps 1 & 2 set forth above;

2. A balance sheet no older than 60 days with pro forma adjustments for any significant transactions or event occurring on or before the report date. The pro forma balance sheet must evidence compliance with the stockholders' equity requirement; and

3. A disclosure that the Company believes it also satisfies the stockholders’ equity requirement as of the report date and that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting.

Exhibit 99.1

Regardless of which alternative the Company chooses, if the Company fails to evidence compliance upon filing its Form 10-K for the year ending December 31, 2017 with the SEC and Nasdaq the Company may be subject to delisting. In the event the Company does not satisfy the terms, Nasdaq will provide written notification that its securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Listing Qualifications Panel. Nasdaq granted an exception to enable the Company to regain compliance with the listing rules.

About Monster Digital, Inc.

Monster Digital develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications. The Company designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster and Monster Digital are registered trademarks of Monster Products, Inc. in the U.S. and other countries.

For more information about the Company, please visit http://www.monsterdigital.com

Forward Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements relate to future events, future expectations, plans and prospects. Although Monster Digital believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Monster Digital has attempted to identify forward-looking statements by terminology including "possible", "may", "believe" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2017, and in our Quarterly Report on Form 10-K filed with the Securities and Exchange Commission on May 19, 2017 and in other documents filed by us from time to time with the Securities and Exchange Commission.. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts:

Monster Digital, Inc.

David Olert, CFO

dolert@monsterdigital.com

Investors:

PCG Advisory

Vivian Cervantes

212-554-5482

vivian@pcgadvisory.com